Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock of Suzano Papel e Celulose S.A. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute one agreement.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2019.

SUZANO HOLDING S.A.

By:	/s/ Maria Cecilia Castro Neves Ipiña
Name:	Maria Cecilia Castro Neves Ipiña
Title:	Attorney-in-Fact

By:	/s/ Orlando de Souza Dias
Name:	Orlando de Souza Dias
Title:	Executive Vice President

DAVID FEFFER

By:	/s/ Maria Cecilia Castro Neves Ipiña
Name:	Maria Cecilia Castro Neves Ipiña
Title:	Attorney-in-Fact

DANIEL FEFFER

By:	/s/ Maria Cecilia Castro Neves Ipiña
Name:	Maria Cecilia Castro Neves Ipiña
Title:	Attorney-in-Fact

JORGE FEFFER

By:	/s/ Maria Cecilia Castro Neves Ipiña
Name:	Maria Cecilia Castro Neves Ipiña
Title:	Attorney-in-Fact

RUBEN FEFFER

By:	/s/ Maria Cecilia Castro Neves Ipiña
Name:	Maria Cecilia Castro Neves Ipiña
Title:	Attorney-in-Fact

ALDEN FUNDO DE INVESTIMENTO EM AÇÕES.

By:	/s/ Marcos Rabinovich
Name:	Marcos Rabinovich
Title:	Officer

By:	/s/ Isabel Cotta Fernandino de França Leme
Name:	Isabel Cotta Fernandino de França Leme
Title:	Officer